UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 23, 2010

CLST Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22972	75-2479727
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

17304 Preston Road, Suite 420

Dallas, Texas, 75252

 (Address of principal executive offices including Zip Code)

(972) 267-0500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On June 23, 2010, Ron Phillips and Scott Moorehead, as putative plaintiffs, filed a derivative lawsuit against Robert A. Kaiser, Timothy S. Durham, and David Tornek in the 298th District Court of Dallas County, Texas.  The shareholder derivative petition (the “Petition”) alleges that Messrs. Kaiser, Durham, and Tornek entered into self-dealing transactions at the expense of CLST Holdings, Inc. (the “Company”) and its stockholders and violated their fiduciary duties of loyalty, independence, due care, good faith, and fair dealing. Among other things, the Petition seeks the rescission of the Company’s Long Term Incentive Plan and the Rights Plan, an award of compensatory and punitive damages, and the appointment of a trustee or conservator to oversee the windup and dissolution of the Company.  No assurance can be given of the effect that the newly filed state court lawsuit will have on the Company, its financial position or its results of operations.  A copy of the Petition is furnished herewith in its entirety as Exhibit 99.1.

The Company’s certificate of dissolution, filed with the Delaware Secretary of State on March 26, 2010, became effective on June 24, 2010.  Pursuant to the Plan of Dissolution, immediately after the close of business on June 24, 2010, the Company closed its stock transfer books and the trading of its stock on the Pink Sheets ceased at the same time.

All capitalized terms that are undefined herein shall have the meaning set forth in the Company’s Annual Report on Form 10-K for the year ended November 30, 2009.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1	Ron Phillips and Scott Moorhead’s Shareholder Derivative Petition Based Upon Self-Dealing, Breach of Fiduciary Duty, Waste of Corporate Assets, and Unjust Enrichment.

Note: The information contained in this report (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLST HOLDINGS, INC.

Dated: June 29, 2010	By:	/s/ Robert A. Kaiser
Robert A. Kaiser
President and Chief Executive Officer